Exhibit 10.14

SECOND AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

This Second Amendment and Waiver to Loan and Security Agreement (the “Amendment”) is entered into as of April 20, 2020, by and between COMERICA BANK, a Texas banking association (“Bank”) and PALADINA HEALTH, LLC, a Delaware limited liability company formerly known as Davita DPC Management Company, LLC (“Paladina”), DPC MEDICAL GROUP, P.C., a Washington corporation (“DPC”), PALADINA MEDICAL GROUP OF NEW JERSEY, P.C., a New Jersey corporation (“Paladina New Jersey”), PALADINA HEALTH MEDICAL GROUP, PC, a Colorado corporation (“Paladina PC”) and ACTIVATE HEALTHCARE LLC, an Indiana limited liability company (“Activate”, and with Paladina, DPC, Paladina New Jersey, Paladina P.C. each a “Borrower” and collectively, the “Borrowers”).

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement, dated as of June 27, 2018 (as amended, restated, supplemented, replaced, or otherwise modified from time to time, including, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of May 31, 2019, collectively, the “Agreement”), The parties desire to amend the Agreement in accordance with the terms of this Amendment.

Borrower has requested that Bank provide certain waivers, and Bank is willing to do so on the terms and subject to the conditions set forth in this Amendment.]

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

I.

Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms used but not defined herein shall have the meaning set forth in the Agreement.

II.	Amendment to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Article IV hereof, the Agreement is hereby amended as set forth below.

A.	Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Accounts. Each Borrower shall maintain at all times, and shall cause each of its Subsidiaries to maintain at all times, all of its depository, operating and investment accounts, with Bank. Notwithstanding the foregoing, Borrowers may maintain an aggregate balance in an amount not to exceed Three Hundred Thousand Dollars ($300,000) outside of Bank.”

III.

Waiver. Events of Default have occurred and continue to exist under the Agreement due to Borrower’s failure to maintain all of its depository, operating and investment accounts with Bank for the period from May 31, 2019 through the date of this Amendment, in violation of Section 6.6 of the Agreement (the “Existing Default”), Each Borrower requests that Bank waive the Existing Default. Subject to each Borrower’s compliance with the terms and conditions of the Amendment and the Agreement, Bank hereby waives the Existing Default. Bank does not waive any other failure by each Borrower to perform its obligations under the Agreement or the other Loan Documents. This waiver is not a continuing waiver with respect to any failure by each Borrower to perform any obligation under the Agreement (as amended by this Amendment) or the other Loan Documents, is specific as to content and time and shall not constitute a waiver of any other current or future default or breach under the Agreement or any other Loan Document, including, without limitation, each Borrower’s obligations under Section 6.6 of the Agreement.

IV.	Legal Effect.

A.	The Agreement is hereby amended wherever necessary to reflect the changes described above. Each Borrower agrees that it has no defenses against the obligations to pay any amounts under the Agreement.

B.

Each Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon each Borrower’s representations, warranties, and agreements, as set forth in the Agreement and the other Loan Documents. Except as expressly modified pursuant to this Amendment, the terms of the Agreement and the other Loan Documents remain unchanged, and in full force and effect. Bank’s agreement to modify the existing Agreement pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Agreement. Nothing in this Amendment shall constitute a satisfaction of the Obligations. It is the intention of Bank and each Borrower to retain as liable parties, all makers and endorsers of the Agreement and the other Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to all subsequent loan modification requests.

C.

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. This is an integrated Amendment and supersedes all prior negotiations and agreements regarding the subject matter hereof. All modifications hereto must be in writing and signed by the parties.

IV.

Conditions Precedent. Except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement and the other Loan Documents remain in full force and effect. The effectiveness of this Amendment is conditioned upon receipt by Bank of:

A.	This Amendment, duly executed by each Borrower;

B.	A legal fee from Borrower in the amount of $350.00, which may be debited from any Borrower’s accounts maintained with Bank; and

C.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

{Remainder of page left intentionally blank; Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER

PALADINA HEALTH, LLC, a Delaware limited liability company formerly known as Davita DPC Management Company, LLC

By:	/s/ Tracy Stephens
Name:	Tracy Stephens
Title:	CFO

DPC MEDICAL GROUP, P.C. a Washington corporation

By:	/s/ Tracy Stephens
Name:	Tracy Stephens
Title:	CFO

PALADINA MEDICAL GROUP OF NEW JERSEY, P.C.,
a New Jersey corporation

By:	/s/ Tracy Stephens
Name:	Tracy Stephens
Title:	CFO

PALADINA HEALTH MEDICAL GROUP, PC,
a Colorado corporation

By:	/s/ Tracy Stephens
Name:	Tracy Stephens
Title:	CFO

ACTIVATE HEALTHCARE LLC,
an Indiana limited liability company

By:	/s/ Tracy Stephens
Name:	Tracy Stephens
Title:	CFO

BANK

COMERICA BANK, a Texas banking association

By:	/s/ Shane Merkord
Name:	Shane Merkord
Title:	Vice President

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